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                                 EXHIBIT 23.4

                         CONSENT OF RP FINANCIAL, LC.

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                                                                    EXHIBIT 23.4

RP Financial, LC.
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Financial Services Industry Consultants



                                 March 13, 1997

Board of Directors
First Federal Bank of Idaho,
a federal savings bank
920 Main Street
Lewiston, Idaho 83501

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of First Federal Bank of Idaho, a federal savings bank, Lewiston, Idaho, and any amendments thereto, in the Form SB-2 Registration Statement for FirstBank Corp., and any amendments thereto, and in the Form AC for First Federal Bank of Idaho, a federal savings bank, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of FirstBank Corp.

                              Very truly yours,

                              RP FINANCIAL, LC.

                              /s/ Gregory E. Dunn
                              -------------------
                              Gregory E. Dunn
                              Senior Vice President

________________________________________________________________________________
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788